Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--203 (California, Florida, Maryland, New York and Ohio Trusts) Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-00867 of our opinion dated May 4, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 17, 2000